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Exhibit 24.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SBE, Inc. on Form S-8 (File No. 33-42629) of our report dated December 16, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of October 31, 1996 and 1995 and for the years ended October 31, 1996, 1995 and 1994, which report is included in this 1996 Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

San Francisco, California
January 28, 1997


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